UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2010

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 4, 2010, MoneyGram International, Inc. (the "Company") issued an earnings release reporting financial information for its fourth quarter and year ended December 31, 2009 (the "Earnings Release"), which was furnished on a Current Report on Form 8-K. On February 25, 2010, the Company announced that it had entered into memoranda of understanding to settle federal securities class and stockholder derivative actions pending against it in the United States District Court for the District of Minnesota.

The Company will be making certain adjustments to the consolidated financial statements contained in the Earnings Release to reflect the memoranda of understanding in accordance with generally accepted accounting principles. The memoranda of understanding revised the Company’s estimate regarding the probability that it had incurred a liability related to the federal securities class and stockholder derivative actions as of December 31, 2009, and provided a reasonable basis to estimate that liability.

The information in the Earnings Release is superseded and modified by the information in this Form 8-K. Revised financial information will not be available until we file our Annual Report on Form 10-K for the year ended December 31, 2009, which we anticipate filing by the March 16, 2010 filing deadline. We anticipate filing a Current Report on Form 8-K immediately following the filing of the Annual Report on Form 10-K to furnish revised tables consistent with those presented in the Press Release.

Item 7.01 Regulation FD Disclosure.

Please see disclosure under Item 2.02 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

March 1, 2010	By:	/s/ Jean C. Benson

Name: Jean C. Benson
Title: Senior Vice President and Controller